                                                                   Exhibit 10.1

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


                                      AMONG


                          ROCKY MOUNTAIN INTERNET, INC.
                                  D/B/A RMI.NET


                                       AND


                          COLORADO MOUNTAIN NET, INC.,


          MARK ARNOLD, RANI GILBERT, DONNA HAMILTON AND JAMES HAMILTON



                                  JUNE 16, 1999


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                                TABLE OF CONTENTS

1. Definitions ...................................................................................................7

2. Basic Transaction ............................................................................................13

    (a) The Merger ..............................................................................................13

    (b) The Closing .............................................................................................13

    (c) Actions at the Closing ..................................................................................13

    (d) Effect of Merger ........................................................................................13

    (e) Procedure for Payment ...................................................................................17

    (f) Closing of Transfer Records .............................................................................18

3. Representations and Warranties of the Company and the Company Stockholders ...................................18

    (a) Status of Company Stockholders ..........................................................................18

    (b) Authorization of Transaction ............................................................................18

    (c) Noncontravention ........................................................................................19

    (d) Brokers'Fees ............................................................................................19

    (e) Company Shares ..........................................................................................19

    (f) Organization, Qualification, and Corporate Power of the Company .........................................19

    (g) Capitalization ..........................................................................................20

    (h) Subsidiaries ............................................................................................20

    (i) Financial Statements ....................................................................................20

    (j) Events Subsequent to Most Recent Fiscal Month End .......................................................20

    (k) Undisclosed Liabilities .................................................................................20

    (l) Legal Compliance ........................................................................................21

    (m) Title to Assets .........................................................................................21

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    (n) Real Property ...........................................................................................21

    (o) Intellectual Property ...................................................................................22

    (p) Tangible Assets .........................................................................................24

    (q) Inventory ...............................................................................................24

    (r) Contracts ...............................................................................................24

    (s) Notes and Accounts Receivable ...........................................................................26

    (t) Powers of Attorney ......................................................................................26

    (u) Insurance ...............................................................................................26

    (v) Litigation ..............................................................................................27

    (w) Warranties ..............................................................................................27

    (x) Employees ...............................................................................................27

    (y) Employee Benefits .......................................................................................28

    (z) Tax Matters .............................................................................................28

    (aa) Guaranties .............................................................................................29

    (bb) Environmental, Health, and Safety Matters ..............................................................29

    (cc) State PUC Authorizations and FCC Authorizations ........................................................29

    (dd) Certain Business Relationships with the Company ........................................................29

    (ee) Investment .............................................................................................30

    (ff) Licenses and Permits ...................................................................................30

    (gg) Accounts Payable .......................................................................................30

    (hh) Prepaid Customer Fees ..................................................................................31

    (ii) Capital Lease Obligations ..............................................................................31

    (jj) Continuity of Interest .................................................................................31

    (kk) Disclosure .............................................................................................31

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

4. Representations and Warranties of the Buyer ..................................................................31

    (a) Organization ............................................................................................31

    (b) Capitalization ..........................................................................................31

    (c) Authorization of Transaction ............................................................................31

    (d) Noncontravention ........................................................................................32

    (e) Brokers'Fees ............................................................................................32

    (f) Continuity of Business Enterprise .......................................................................32

    (g) Disclosure ..............................................................................................32

    (h) SEC Documents ...........................................................................................32

    (i) Absence of Certain Changes or Events ....................................................................33

    (j) Litigation ..............................................................................................33

5. Covenants ....................................................................................................33

    (a) General .................................................................................................33

    (b) Notices and Consents ....................................................................................33

    (c) Regulatory Matters and Other Approvals ..................................................................33

    (d) Operation of Business ...................................................................................34

    (e) Full Access .............................................................................................34

    (f) Notice of Developments ..................................................................................34

    (g) Exclusivity .............................................................................................34

    (h) Continuity of Business Enterprise .......................................................................35

    (i) Legend ..................................................................................................35

    (i) Registration Rights Agreement ...........................................................................35

6. Conditions to Obligation to Close ............................................................................35

    (a) Conditions to Obligation of the Buyer ...................................................................35

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    (b) Conditions to Obligation of the Company and the Company Stockholders ....................................37

7. Termination ..................................................................................................38

    (a) Termination of Agreement ................................................................................38

    (b) Effect of Termination ...................................................................................38

8. Post-Closing Covenants .......................................................................................39

    (a) General .................................................................................................39

    (b) Litigation Support ......................................................................................39

    (c) Transition ..............................................................................................39

    (d) Confidentiality .........................................................................................39

    (e) Covenant Not to Compete .................................................................................40

    (f) Survival of Representations and Warranties ..............................................................40

    (g) Indemnification Provisions for Benefit of the Buyer .....................................................40

    (h) Indemnification Provisions for Benefit of the Company Stockholders ......................................41

    (i) Matters Involving Third Parties .........................................................................42

    (j) Other Indemnification Provisions ........................................................................43

    (k) Cooperation and Exchange of Information .................................................................43

    (l) Tax-Free Transaction ....................................................................................44

9. Indemnification Escrow Fund ..................................................................................44

10. Miscellaneous ...............................................................................................44

    (a) Press Releases and Public Announcements .................................................................44

    (b) No Third Party Beneficiaries ............................................................................44

    (c) Entire Agreement ........................................................................................44

    (d) Succession and Assignment ...............................................................................45

    (e) Counterparts ............................................................................................45

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    (f) Headings ................................................................................................45

    (g) Notices .................................................................................................45

    (h) Company Stockholders'Representative .....................................................................46

    (i) Governing Law ...........................................................................................46

    (j) Dispute Resolution ......................................................................................46

    (k) Amendments and Waivers ..................................................................................47

    (l) Severability ............................................................................................47

    (m) Expenses ................................................................................................47

    (n) Construction ............................................................................................48

    (o) Incorporation of Exhibits and Schedules .................................................................48

Exhibit A--Certificate of Merger
Exhibit B--Articles of Merger
Exhibit C--Lockup Agreement
Exhibit D--Financial Statements
Exhibit E--Form of Opinion of Counsel to the Company
Exhibit F--Form of Opinion of Counsel to the Buyer
Exhibit G--Form of Escrow Agreement
Exhibit H--Form of Registration Rights Agreement
Disclosure Schedule--Exceptions to Representations and Warranties





                                       6
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                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

         THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (the "Agreement") is entered into as of this 16th day of June, 1999 by and among ROCKY MOUNTAIN INTERNET, INC., a Delaware corporation d/b/a RMI.NET (the "Buyer"), and COLORADO MOUNTAIN NET, INC., a Colorado corporation (the "Company") and MARK ARNOLD, RANI GILBERT, DONNA HAMILTON AND JAMES HAMILTON (collectively, the "Company Stockholders"). The Buyer, the Company and the Company Stockholders are referred to collectively herein as the "Parties".

                                    RECITALS:

          A. The Company Stockholders have all right, title and interest in and to 4,000 shares of the issued and outstanding common stock, with no par value, of the Company, representing all of the issued and outstanding shares of stock of the Company (the "Company Shares").

          B. The Buyer wishes to acquire the Company Shares, and the Company Stockholders are willing to sell the Company Shares to the Buyer pursuant to the terms and conditions of this Agreement.

          C. The Agreement contemplates a tax-free merger of the Company with and into the Buyer in a reorganization pursuant to Code Section 368(a)(1)(A).

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the Parties agree as follows:

                                   AGREEMENT:

          1.   Definitions.

         "ACCREDITED INVESTOR" has the meaning set forth in Regulation D promulgated under the Securities Act.

         "ACQUISITION PROPOSAL" means any proposal, other than the transactions contemplated by this Agreement, for (i) any merger or other business combination, including any transaction structured as a consolidation or share exchange, involving the Company or the Company Stockholders, (ii) the acquisition of the Company or a material equity interest in or a material portion of the assets or properties of the Company or (iii) the dissolution or liquidation of the Company.

         "ADVERSE CONSEQUENCES" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorney's fees and expenses.

         "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

         "AFFILIATED GROUP" means any affiliated group within the meaning of Code Section 1504(a) or any similar group defined under a similar provision of state, local, or foreign law.

         "AGREEMENT" has the meaning set forth in the preface above.

         "ARTICLES OF MERGER" has the meaning set forth in Section 2(c) below.

         "BUYER" has the meaning set forth in the preface above.

         "BUYER'S SEC FILINGS" has the meaning set forth in Section 3(ee) below.

         "BUYER SHARE" means any share of the common stock, $0.001 par value per share, of the Buyer.

         "CERTIFICATE OF MERGER" has the meaning set forth in Section 2(c) below.

         "CLOSING" has the meaning set forth in Section 2(b) below.

         "CLOSING DATE" has the meaning set forth in Section 2(b) below.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COLORADO BUSINESS CORPORATION ACT" has the meaning set forth in
Section 2(d) below.

         "COMPANY" has the meaning set forth in the preface above.

         "COMPANY SHARES" has the meaning set forth in the preface above.

         "COMPANY STOCKHOLDERS" has the meaning set forth in the preface above.

          "COMPANY STOCKHOLDERS' REPRESENTATIVE" has the meaning set forth in
Section 10(h) below.

         "CONFIDENTIAL INFORMATION" means any information concerning the businesses and affairs of the Buyer and its Affiliates that is not already generally available to the public.

         "CONVERSION RATIO" has the meaning set forth in Section 2(d)(v) below.

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

         "CURRENT ASSETS" means cash, accounts receivable for customer accounts with balances of forty-five (45) days or less incurred in the Ordinary Course of Business of the Company, prepaid expenses and other current assets (which have value to the business after the Closing Date) reflected on the balance sheet of the Company dated as of the Most Recent Fiscal Month End immediately preceding the Closing Date and prepared in accordance with GAAP.

         "CURRENT LIABILITIES" means accounts payable and accrued expenses, all accrued but unpaid taxes, all deferred revenues and any other current Liability (except the current portion of any bank debt or line of credit) reflected on the balance sheet of the Company dated as of the Most Recent Fiscal Month End immediately preceding the Closing Date and prepared in accordance with GAAP.

          "DEFERRED INTERCOMPANY TRANSACTION" has the meaning set forth in Reg. Section 1.1502-13.

         "DELAWARE GENERAL CORPORATION LAW" means the General Corporation Law of the State of Delaware, as amended.

         "DISCLOSURE SCHEDULE" has the meaning set forth in Section 3 below.

         "DISSENTING SHARE" means any Company Share which any Company Stockholder who or which has exercised his, her or its appraisal rights under the Delaware General Corporation Law holds of record.

         "EFFECTIVE TIME" has the meaning set forth in Section 2(d)(i) below.

         "EMPLOYEE BENEFIT PLAN" means any (a) nonqualified deferred compensation or retirement plan or arrangement, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including Multiemployer Plan), or
(d) Employee Welfare Benefit Plan or material fringe benefit or other retirement, bonus, or incentive plan or program.

          "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in ERISA
Section 3(2).

          "EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in ERISA
Section 3(1).

         "ENVIRONMENTAL, HEALTH, AND SAFETY REQUIREMENTS" shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

         "ESCROW AGENT" has the meaning set forth in Section 2(d)(viii)(A) below.

         "ESCROW AGREEMENT" has the meaning set forth in Section 9 below.

         "ESCROW FUND" has the meaning set forth in Section 9 below.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "EXCHANGE AGENT" has the meaning set forth in Section 2(e)(i) below.

         "FCC AUTHORIZATIONS" means all approvals, consents, permits, licenses, certificates, and authorizations given by the Federal
Communications Commission or similar federal governmental agency to provide the telecommunications services currently provided by the Company and to conduct its businesses as currently conducted.

         "FILED SEC DOCUMENTS" has the meaning set forth in Section 4(i) below.

         "FINANCIAL STATEMENTS" have the meaning set forth in Section 3(i) below.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

          "INDEMNIFICATION ESCROW SHARES" has the meaning set forth in
Section 2(d)(viii)(A) below.

          "INDEMNIFICATION ESCROW TERM" has the meaning set forth in Section 2(d)(viii)(A) below.

          "INDEMNIFIED PARTY" has the meaning set forth in Section 8(i)(i) below.

          "INDEMNIFYING PARTY" has the meaning set forth in Section 8(i)(i) below.

          "INTELLECTUAL PROPERTY" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

         "IRS" means the Internal Revenue Service.

         "KNOWLEDGE" means actual knowledge after reasonable investigation.

         "LIABILITY" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

         "LOCKUP AGREEMENT" has the meaning set forth in Section 2(d)(ix) below.

         "LOCKUP SHARES" has the meaning set forth in Section 2(d)(ix) below.

         "LOCKUP TERM" has the meaning set forth in Section 2(d)(ix) below.

         "LONG-TERM LIABILITIES" means any term loans (bank debt, lines of credit, and other forms of debt, including the current portion thereof), capital leases, operating leases,, and other liabilities, whether or not identified on the Company's Most Recent Financial Statements.

         "MERGER" has the meaning set forth in Section 2(a) below.

         "MOST RECENT FINANCIAL STATEMENTS" has the meaning set forth in
Section 3(i) below.

         "MOST RECENT FISCAL MONTH END" has the meaning set forth in Section 3(i) below.

         "MOST RECENT FISCAL YEAR END" has the meaning set forth in Section 3(i) below.

         "MULTIEMPLOYEE PLAN" has the meaning set forth in ERISA Section
3(37).

         "NET WORKING CAPITAL" means the difference between the Company's Current Assets and their Current Liabilities.

         "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "PARTY" has the meaning set forth in the preface above.

         "PERMITS" has the meaning set forth in Section 3(ff) below.

         "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "PURCHASE PRICE" has the meaning set forth in Section 2(d)(v) below.

         "RECURRING REVENUE RATE" has the meaning set forth in Section 2(d)(vi) below.

         "REGISTRATION RIGHTS AGREEMENT" has the meaning set forth in Section 5(j) below.

         "SEC" means the Securities and Exchange Commission.

         "SEC DOCUMENTS" has the meaning set forth in Section 4(h) below.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "SECURITY INTEREST" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, OTHER THAN (a) mechanic's, materialmen's, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "STATE PUC AUTHORIZATIONS" means all approvals, consents, permits, licenses, certificates, and authorizations given by any state or local regulatory authority to provide the telecommunications services currently provided by the Company and to conduct its businesses as currently conducted.

         "SUBSIDIARY" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

         "SURVIVING CORPORATION" has the meaning set forth in Section 2(a) below.

         "TAX" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section
59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "TAX RETURN" means any return, declaration, report, claim for refund or information returns or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "THIRD PARTY CLAIM" has the meaning set forth in Section 8(i)(i) below.

    2.    Basic Transaction.

          (a) THE MERGER. On and subject to the terms and conditions of this Agreement, the Company will merge with and into the Buyer (the "Merger") at the Effective Time. The Buyer shall be the corporation surviving the Merger (the "Surviving Corporation").

          (b) THE CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Rocky Mountain Internet, Inc., 999 18th Street, North Tower, 22nd Floor, Denver, Colorado 80202, commencing at 4:00 p.m. local time on the earlier of (i) the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or (ii) June 16, 1999 (the "Closing Date"); PROVIDED, HOWEVER, that if the Closing does not occur by June 16, 1999, then the Closing Date will be automatically extended until June 24, 1999, and such Closing Date may be further extended only upon mutual agreement of the Parties.

          (c) ACTIONS AT THE CLOSING. At the Closing, (i) the Company Stockholders and the Company shall deliver to the Buyer the various certificates, instruments, and documents referred to in Section 6(a) below,
(ii) the Buyer shall deliver to the Company Stockholders and the Company the various certificates, instruments, and documents referred to in Section 6(b) below, (iii) each of the Company Stockholders shall deliver to the Buyer stock certificates representing all of his or her Company Shares, endorsed in blank or accompanied by duly executed assignment documents, (iv) the Buyer and the Company Stockholders shall file with the (A) Secretary of State of the State of Delaware a Certificate of Merger in the form attached hereto as Exhibit A (the "Certificate of Merger"), and (B) Secretary of State of the State of Colorado the Articles of Merger in the form attached hereto as Exhibit B (the "Articles of Merger")and (v) the Buyer shall deliver to the Company Stockholders and the Exchange Agent in the manner provided below in this Section 2 the certificates evidencing the Buyer Shares issued pursuant to this Agreement.

       (d)    EFFECT OF MERGER.

       (i) GENERAL. The Merger shall become effective at the time (the "Effective Time") the Buyer and the Company Stockholders file the Certificate of Merger with the Secretary of State of the State of Delaware and the Articles of Merger with the Secretary of State of Colorado. The Merger shall have the effect set forth in the Delaware General Corporation Law and the Colorado Business Corporation Act. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either the Buyer or the Company Stockholders in order to carry out and effectuate the transactions contemplated by this Agreement.

       (ii) CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of the Buyer in effect at and as of the Effective Time shall remain the Certificate of Incorporation of the Surviving Corporation without any modification or amendment in the Merger.

       (iii) BYLAWS. The Bylaws of the Buyer in effect at and as of the Effective Time shall remain the Bylaws of the Surviving Corporation without any modification or amendment in the Merger.

       (iv) DIRECTORS AND OFFICERS. The directors and officers of the Buyer in office at and as of the Effective Time shall remain the directors and officers of the Surviving Corporation (retaining their respective positions and terms of office).

       (v) CONVERSION OF COMPANY SHARES. At the Closing, (A) each Company Share (other than any Dissenting Shares) shall be converted into the right to receive the number of the Buyer Shares equal to six hundred fifty thousand and no/100ths dollars ($650,000), less one half the combined dollar value of (i) the Company's prepaid customer fees as of May, 1999, and (ii) capital lease obligations as of May, 1999, divided by the average closing price per share of the Buyer Shares for the five (5) day period ending on the day prior to the Closing Date, divided by the number of Company Shares outstanding (the "Purchase Price") (the ratio of the Buyer Shares to the Company Shares is referred to herein as the "Conversion Ratio"), and (B) each Dissenting Share shall be converted into the right to receive payment from the Surviving Corporation with respect thereto in accordance with the provisions of the Delaware General Corporation Law; PROVIDED, HOWEVER, that the Conversion Ratio shall be subject to adjustment in the event of any adjustment in the Purchase Price as contemplated under
    Section 2(d)(vi) below, or any stock split, stock dividend, reverse stock split, or other change in the number of the Company Shares outstanding. No Company Share shall be deemed to be outstanding or to have any rights other than those set forth above in this Section 2(d)(v) after the Effective Time.

            (vi) ADJUSTMENTS TO PURCHASE PRICE. The Purchase Price set forth in Section 2(d)(v) above is based upon a monthly recurring dial-up, web and dedicated access revenue rate of the Company for the month immediately preceding the Closing Date of forty one thousand six hundred and sixty seven and no/100ths dollars ($41,667) (the "Recurring Revenue Rate"), and the status of the Company's Net Working Capital and Long Term Liabilities. The Purchase Price is subject to adjustment as follows:

                   (A) In the event that the Recurring Revenue Rate exceeds or is less than $41,667, the Purchase Price shall be increased or reduced, whichever may be the case, by eighteen dollars and 75/100 ($18.75) for each dollar that the Recurring Revenue Rate exceeds or is less than such amount;

                   (B) In the event that the Company's Net Working Capital is positive or negative, whichever may be the case, the Purchase Price shall be increased or reduced dollar for dollar in an amount equal to the positive or negative Net Working Capital, as applicable; and

                   (C) Except as provided in Section 2(d)(v) above relating to capital lease obligations, the Purchase Price shall be reduced dollar for dollar by the amount of any Long Term Liabilities assumed by the Buyer at the Closing.

            In the event of any adjustments to the Purchase Price pursuant to this Section 2(d)(vi), the Conversion Ratio shall be adjusted accordingly.

            (vii) BUYER SHARES. Each Buyer Share issued and outstanding at and as of the Closing Date shall remain issued and outstanding. The Buyer Shares to be issued pursuant to this Agreement shall be registered in accordance with Sections 2(d)(viii) and 2(d)(ix) below. The number of Buyer Shares to be issued pursuant to this Section 2 shall be allocated among and distributed to the Company Stockholders in the amount of twenty-five percent (25%) each.

            (viii) ESCROW OF BUYER SHARES.

                   (A) At and as of the Effective Time, to secure its obligations under Section 8 below and such other obligations as the Buyer shall reasonably determine to be necessary, and as more fully described in Section 9 below, the Company Stockholders will deposit with an escrow agent (the "Escrow Agent"), that number of Buyer Shares equal to ten percent (10%) of the Buyer Shares payable to the Company Stockholders hereunder (the "Indemnification Escrow Shares"), which Escrow Shares shall be held by the Escrow Agent until the second anniversary of the Closing Date (the "Indemnification Escrow Term"). The

            Indemnification Escrow Shares shall be registered by the Buyer prior to the termination of the Indemnification Escrow Term.

                   (B) The Buyer hereby agrees to begin the registration process relating to the Indemnification Escrow Shares no later than ninety (90) days prior to the expiration of the Indemnification Escrow Term. In the event that the Indemnification Escrow Shares have not been registered at the conclusion of the Indemnification Escrow Term, the Buyer shall pay to the Company Stockholders interest, until such Buyer Shares have been registered under the Securities Act, at the rate of twelve percent (12%) per annum on the fair market value of the Indemnification Escrow Shares, from and after of the date of the termination of the Indemnification Escrow Term. Any interest due hereunder shall be paid in immediately available funds monthly, within five (5) days after the end of each respective calendar month. The Company Stockholders acknowledge and agree that the Buyer may, at its discretion, deposit with the Escrow Agent a number of registered Buyer Shares equal to the number of Indemnification Escrow Shares and exchange such registered Buyer Shares for the Indemnification Escrow Shares prior to the expiration of the Indemnification Escrow Term. For the purposes of this
            Section 2(d)(viii) "fair market value" shall be determined by the average closing price of the Buyer Shares for the five (5) day period ending on the day prior to the date of expiration of the Escrow Term.

                   (C) At and as of the Effective Time, the Buyer will deliver to the Company Stockholders that number of Buyer Shares equal to fifty percent (50%) of the Buyer Shares payable to the Company Stockholders that are registered under the Securities Act. After the Effective Time, the Company Stockholders will be allowed to sell, trade and otherwise transfer the Buyer Shares as contemplated herein; PROVIDED, HOWEVER, that the Company Stockholders may not collectively sell, trade or otherwise transfer more than 10,000 Buyer Shares in any one trading day.

            (ix)   LOCKUP OF BUYER SHARES.

                   (A) At and as of the Effective Time, forty percent (40%) of the Buyer Shares to be issued to the Company Stockholders pursuant to this Section 2 (the "Lockup Shares") shall be subject to a Lockup Agreement, in the form attached hereto as Exhibit C (the "Lockup Agreement"), which will prohibit any transfer, sale or other disposition of such Buyer Shares for a period of one (1) year following the Closing Date (the "Lockup Term"). The Lockup

            Shares shall be registered prior to the termination of the Lockup Term.

                          (B)    The Buyer hereby agrees to begin the
            registration process relating to such Lockup Shares no later than ninety (90) days prior to the expiration of the Lockup Term. In the event that the Lockup Shares have not been registered at the conclusion of the Lockup Term, the Buyer shall pay to the Company Stockholders interest, until such Lockup Shares have been registered under the Securities Act by the Buyer and delivered to the Company Stockholders, at the rate of twelve percent (12%) per annum on the fair market value of the Lockup Shares from and after the date of the termination of the Lockup Term. The Company Stockholders acknowledge and agree that the Buyer may, at its discretion, exchange with the Company Stockholders a number of registered
            Buyer Shares equal to the number of the Lockup Shares, prior to expiration of the Lockup Term. In addition, in the event of a sale of the Buyer, or of a merger in which the Buyer is merged with and into another company, the Lockup Shares shall be released to the Company Stockholders no later than twenty-four (24) hours prior to the consummation of such sale or merger. Any interest due hereunder shall be paid in immediately available funds monthly, within five
            (5) days after the end of each respective calendar month.

       (e)  PROCEDURE FOR PAYMENT.

            (i) Subject to Section (d) above, immediately after the Effective Time, (A) the Buyer shall furnish to American Securities Transfer
            & Trust, Inc. (the "Exchange Agent") a stock certificate (issued in the name of the Exchange Agent or its nominee) representing that number of Buyer Shares equal to the product of (I) the Conversion Ratio TIMES (II) the number of outstanding Company Shares (other than any Dissenting Shares) and (B) the Buyer shall cause the Exchange Agent to mail a certified letter of transmittal (with instructions for its use) to each record holder of outstanding Company Shares for the holder to use in surrendering the certificates which represented his/her or its Company Shares in exchange for a certificate representing the number of Buyer Shares to which he/she or it is entitled.

              (ii) The Buyer shall not pay any dividend or make any distribution on the Buyer Shares (with a record date at or after the Effective Time) to any record holder of outstanding Company Shares until the holder surrenders for exchange his/her or its certificates which represented the Company Shares. The Buyer shall instead pay the dividend or make the distribution to the Exchange Agent in trust for the benefit of the holder pending surrender and exchange. The Buyer shall cause the Exchange Agent to make prompt payment of any cash the Exchange Agent receives from the Buyer as a dividend or distribution to the holders of outstanding Company Shares as necessary. In no event, however, will any holder of outstanding Company Shares be entitled to any interest or earnings on any dividend or distribution pending receipt of the Buyer Shares.

              (iii) The Buyer may cause the Exchange Agent to return any Buyer Shares and any dividends and distributions thereon remaining unclaimed one hundred and eighty (180) days after the Effective Time, and thereafter each remaining record holder of outstanding Company Shares shall be entitled to look to the Buyer (subject to abandoned property, escheat and other similar laws) as a general creditor thereof with respect to the Buyer Shares and dividends and distributions thereon to which he/she or it is entitled upon surrender of his/her or its certificates.

              (iv) The Buyer shall bear all charges and expenses of the Exchange Agent.

       (f) CLOSING OF TRANSFER RECORDS. After the close of business on the Closing Date, transfers of Company Shares outstanding prior to the Effective Time shall not be made on the stock transfer books of the Surviving Corporation.

    3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE COMPANY STOCKHOLDERS. Each of the Company and the Company Stockholders jointly and severally represents and warrants to the Buyer that the statements contained in this Section 3, relating to both the Company and the Company Stockholders, are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
Section 3), except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.

       (a) STATUS OF COMPANY STOCKHOLDERS. Each Company Stockholder is a natural person.

       (b) AUTHORIZATION OF TRANSACTION. Each of the Company and the Company Stockholders has full right, power and authority to execute and deliver this Agreement, to perform its, his or her obligations hereunder and to transfer and convey his or her Company Shares to the Buyer. This Agreement constitutes the valid and legally binding obligation of each of the Company and the Company Stockholders, enforceable in accordance with its terms and conditions. Neither the Company nor any of the Company Stockholders need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any third person or party, including, without limitation, any government or governmental agency, in order to consummate the transactions contemplated by this Agreement.

       (c) NONCONTRAVENTION. To the Knowledge of the Company and the Company Stockholders, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company or any of the Company Stockholders is subject, or any provision of the articles of incorporation or bylaws of the Company or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Company or any of the Company Stockholders is a party or by which it, he or she is bound or to which any of its, his or her assets is subject (or result in the imposition of any Security Interest upon any of such assets). Neither the Company, nor any of the Company Stockholders, need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

       (d) BROKERS' FEES. Except as set forth in Section 3(d)(i) of the Disclosure Schedule, neither the Company, nor any of the Company Stockholders, has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

       (e) COMPANY SHARES. Each of the Company Stockholders holds of record, is the sole beneficial owner of, and has good and marketable title to, the Company Shares delivered by such Company Stockholder to the Buyer pursuant to this Agreement, free and clear of any restrictions on transfer, Taxes, Security Interests, options, warrants, purchase rights, preemptive rights, contracts, commitments, equities, claims and demands. No Company Stockholder is a party to any option, warrant, purchase right or other contract or commitment that could require such Company Stockholder to sell, transfer or otherwise dispose of any capital stock of the Company (other than this Agreement). None of the Company Stockholders is a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any capital stock of the Company.

       (f) ORGANIZATION, QUALIFICATION, AND CORPORATE POWER OF THE COMPANY. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required except where the lack of such qualification would not have a material adverse effect on the financial condition of the Company taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement. The Company has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

       (g) CAPITALIZATION. The entire authorized capital stock of the Company consists of 4,000 Company Shares, all of which are issued and outstanding. All of the issued and outstanding Company Shares have been duly authorized and are validly issued, fully paid, and nonassessable, and are held of record by the respective Company Stockholders in the amounts set forth in
    Section 3(g) of the Disclosure Schedule.

       (h) SUBSIDIARIES. The Company does not now have, nor has ever had, any Subsidiaries.

       (i) FINANCIAL STATEMENTS. Attached hereto as Exhibit D are the following financial statements (collectively the "Financial Statements") of the Company: (i) audited balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended December 31, 1997 and 1998 (the "Most Recent Fiscal Year End") for the Company; and (ii) unaudited balance sheet and statements of income, changes in stockholders' equity, and cash flow as of and for the month ended May 31, 1999 (the "Most Recent Fiscal Month End") (collectively, the "Most Recent Financial Statements") for the Company. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Company as of such dates and the results of operations of the Company for such periods, are correct and complete, and are consistent with the books and records of the Company (which books and records are correct and complete); PROVIDED, HOWEVER, that the Most Recent Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items. All costs and fees relating to the preparation of the Financial Statements shall be borne by the Company.

       (j) EVENTS SUBSEQUENT TO MOST RECENT FISCAL MONTH END. Since the Most Recent Fiscal Month End, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Company taken as a whole.

       (k)    UNDISCLOSED LIABILITIES. The Company has no Liabilities except for
    (i) Liabilities set forth on the face of the balance sheet dated as of the Most Recent Financial Statements, and (ii) Liabilities which have arisen after the date of the Most Recent Fiscal Month End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

       (l) LEGAL COMPLIANCE. The Company, and its predecessors and Affiliates, has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

       (m) TITLE TO ASSETS. Except as reflected otherwise on the Most Recent Financial Statements, the Company has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises, or shown on the Most Recent Financial Statements, or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Financial Statements.

       (n) REAL PROPERTY. The Company does not own any interest in any real property. Section 3(n) of the Disclosure Schedule lists and describes briefly all real property leased or subleased to the Company. The Company Stockholders have delivered to the Buyer correct and complete copies of the leases and subleases listed in Section 3(n) of the Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in
    Section 3(n) of the Disclosure Schedule:

              (i) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

              (ii) the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

              (iii) no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

              (iv) no party to the lease or sublease has repudiated any provision thereof;

              (v) there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

              (vi) with respect to each sublease, the representations and warranties set forth in subsections (i) through (v) above are true and correct with respect to the underlying lease;

              (vii) The Company has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

              (viii) all facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations; and

              (ix) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities.

       (o)    INTELLECTUAL PROPERTY.

              (i) The Company owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary or desirable for the operation of the business of the Company as presently conducted. Each item of Intellectual Property owned or used by the Company immediately prior to the Effective Time will be owned or available for use by the Buyer on identical terms and conditions immediately subsequent to the Effective Time. The Company has taken all necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses.

              (ii) The Company has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and the Company has never received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of the Company and the Company Stockholders, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Company.

              (iii) Section 3(o)(iii) of the Disclosure Schedule identifies each patent, trademark, tradename, service mark, or other registration which has been issued to the Company with respect to any of their Intellectual Property, identifies each pending application or application for registration which the Company have made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which the Company has granted to any third party with respect to any of their Intellectual Property (together with any exceptions). The Company Stockholders have delivered to the Buyer correct and complete copies of all such patents, trademarks, tradenames, services marks, and other registrations, applications, licenses, agreements, and permissions (as amended to date) and have made available to the Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. With respect to each item of Intellectual Property required to be identified in Section 3(o)(iii) of the Disclosure Schedule:

                     (A) The Company possesses all right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction;

                     (B) The item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                     (C) No action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                     (D) The Company has not agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

              (iv) Section 3(o)(iv) of the Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that the Company uses pursuant to license, sublicense, agreement, or permission. The Company Stockholders has delivered to the Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions
       (as amended to date). With respect to each item of Intellectual Property required to be identified in Section 3(o)(iv) of the Disclosure Schedule:

                     (A) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

                     (B) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                     (C) no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                     (D) no party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

                     (E) with respect to each sublicense, the representations and warranties set forth in subsections (A) through (D) above are true and correct with respect to the underlying license;

                     (F) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                     (G) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

                     (H) the Company has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

              (v) The Company will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its business as presently conducted.

       (p) TANGIBLE ASSETS. The Company owns or leases all buildings, machinery, equipment, and other tangible assets necessary for the conduct of its businesses as presently conducted. Each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used.

       (q) INVENTORY. The inventory of the Company consists of equipment, materials, supplies, parts, and goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and a material portion of which is neither obsolete, damaged, nor defective, subject only to the reserve for inventory writedown set forth on the face of the Most Recent Financial Statements (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company.

       (r) CONTRACTS. Section 3(r) of the Disclosure Schedule lists the following contracts and other agreements to which the Company is a party:

              (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments;

              (ii) any agreement (or group of related agreements) for the purchase or sale of equipment, raw materials, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to the Company, or involve consideration in excess of $10,000;

              (iii)  any agreement concerning a partnership or joint venture;

              (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $10,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

              (v)    any agreement concerning confidentiality or noncompetition;

              (vi)   any agreement involving any of the Company Stockholders;

              (vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

              (viii) any collective bargaining agreement;

              (ix) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing severance benefits;

              (x) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

              (xi) any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Company; or

              (xii) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $10,000.

       The Company Stockholders have delivered to the Buyer a correct and complete copy of each written agreement listed in Section 3(r) of the Disclosure

Schedule and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 3(r) of the Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

       (s) NOTES AND ACCOUNTS RECEIVABLE. All notes and accounts receivable of the Company are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Financial Statements (rather than in any notes thereto), as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company.

       (t) POWERS OF ATTORNEY. There are no outstanding powers of attorney executed on behalf of the Company.

       (u) INSURANCE. Section 3(u) of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which the Company has been a party, a named insured, or otherwise the beneficiary of coverage at any time since the Company's incorporation:

              (i)    the name, address, and telephone number of the agent;

              (ii) the name of the insurer, the name of the policyholder, and the name of each covered insured;

              (iii)  the policy number and the period of coverage;

              (iv) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

              (v) a description of any retroactive premium adjustments or other loss-sharing arrangements.

       With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) neither the Company nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. The Company has been covered during the past five (5) years by insurance in scope and amount customary and reasonable for the business in which it has engaged during the aforementioned period. Section 3(u) of the Disclosure Schedule describes any self-insurance arrangements affecting any of the Company.

       (v) LITIGATION. Except as set forth in Section 3(v) of the Disclosure Schedule, the Company is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge, nor is it a party or, to the Knowledge of the Company and the Company Stockholders, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. The Company Stockholders do not have any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against the Company.

       (w) WARRANTIES. Each product or service, sold, leased, or delivered by the Company has been in conformity with all applicable contractual commitments and all express and implied warranties, and the Company has no Liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for warranty claims set forth on the face of the Most Recent Financial Statements (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company. No product or service, sold, leased, or delivered by the Company is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. Section 3(w) of the Disclosure Schedule includes copies of the standard terms and conditions of sale or lease for the (containing applicable guaranty, warranty, and indemnity provisions).

       (x) EMPLOYEES. To the Knowledge of the Company and the Company Stockholders, no executive or key employee, or group of employees, has any plans to terminate employment with the Company. The Company is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. The Company has not committed any unfair labor practice. The Company has no knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company.

       (y) EMPLOYEE BENEFITS. The Company has no Employee Benefit Plan that it maintains, or to which it contributes, nor does it have any obligation to contribute to any Employee Benefit Plan.

       (z)    TAX MATTERS.

              (i) The Company has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by the Company (whether or not shown on any Tax Return) have been paid. The Company currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

              (ii) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, member, or other third party.

              (iii) The Company does not expect any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of the Company either (A) claimed or raised by any authority in writing or (B) as to which the Company or any of the Company Stockholders have Knowledge based upon personal contact with any agent of such authority. The Company Stockholders have delivered to the Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company covering calendar years 1995, 1996, 1997, and 1998.

              (iv) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

              (v) The unpaid Taxes of the Company (A) did not, as of the Most Recent Fiscal Month End, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the balance sheets of the Most Recent Fiscal Month End (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company Stockholders in filing their Tax Returns.

              (vi) The Company has not filed a consent under Code Section 341(f). None of the Liabilities described in Section 5(k) above is an obligation to make a payment that will not be deductible under Code
       Section 280G. The Company has disclosed on their federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. The Company is not a party to any Tax allocation or sharing agreement. The Company (A) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return at any time during its existence, and (B) does not have Liability for the Taxes of any Person (other than any of the Company Stockholders) under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

              (vii) Section 3(bb) of the Disclosure Schedule sets forth the following information with respect to the Company as of the most recent practicable date (as well as on an estimated pro forma basis as of the Closing giving effect to the consummation of the transactions contemplated hereby): (A) the basis of the Company in its assets; (B) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to the Company; and (C) the amount of any deferred gain or loss allocable to the Company arising out of any Deferred Intercompany Transaction.

       (aa) GUARANTIES. The Company is not a guarantor or otherwise are liable for any Liability or obligation (including indebtedness) of any other Person.

       (bb) ENVIRONMENTAL, HEALTH, AND SAFETY MATTERS. The Company, and its respective predecessors and Affiliates, has complied, and are in compliance, with all Environmental, Health, and Safety Requirements.

       (cc) STATE PUC AUTHORIZATIONS AND FCC AUTHORIZATIONS. The Company has all State PUC Authorizations or FCC Authorizations necessary and advisable for the conduct of its businesses as presently conducted and as presently contemplated to be conducted after the Closing Date by the Buyer.

       (dd) CERTAIN BUSINESS RELATIONSHIPS WITH THE COMPANY. None of the Company Stockholders or their respective Affiliates has been involved in any business arrangement or relationship with the Company within the past twelve
(12) months, and none of the Company Stockholders and their respective Affiliates owns any asset, tangible or intangible, which is used in the business of any of the Company, except as described in Section 3(dd) of the Disclosure Schedule.

              (ee) INVESTMENT. Each of the Company and the Company Stockholders understand and acknowledge that (i) certain of the Buyer Shares have not been registered, and will not be registered, under the Securities Act, or under any state securities laws, prior to the Closing Date, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering;
       (ii) the Company is acquiring the Buyer Shares solely for its own account for investment purposes, and not with a view to the distribution thereof (except to the Company Stockholders); (iii) the Company and the Company Stockholders are sophisticated investors with knowledge and experience in business and financial matters; (iv) the Company and the Company Stockholders have received and reviewed the Buyer's most recent
       (A) annual report on Form 10-K, dated March 31, 1999, (B) quarterly report on Form 10-Q dated May 14, 1999, and (C) registration statement on Form S 4 filed with the SEC in connection with the issuance of the Buyer Shares (the "Buyer's SEC Filings"), and have had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Buyer Shares; (v) the Company and the Company Stockholders, together with their legal, tax, and financial advisors have investigated the Buyer and its business and have negotiated the transactions contemplated herein and have independently determined to enter into such transactions; (vi) notwithstanding the foregoing, the Company and the Company Stockholders shall be entitled to rely on the representations and warranties made by the Buyer as set forth herein and nothing herein shall limit or diminish the right of the Company or the Company Stockholders to such representations and warranties; and (vii) the Company and the Company Stockholders are Accredited Investors.

              (ff) LICENSES AND PERMITS. The Company Stockholders have delivered to the Buyer true and accurate copies of, and Section 3(ff) of the Disclosure Schedule correctly and completely lists, every license, permit, registration and governmental approval, agreement and consent applied for, pending by, issued or given to the Company, and every agreement with governmental authorities (federal, state, local or foreign) entered into by the Company, which is in effect or has been applied for or is pending (the "Permits"). Such Permits constitute all licenses, permits, registrations, approvals, agreements and consents which are required in order for the Company to conduct its businesses as presently conducted, are valid and enforceable and remain in full force and effect.

              (gg) ACCOUNTS PAYABLE. Section 3(gg) of the Disclosure Schedule lists each account payable of the Company as of the date of the Most Recent Fiscal Month Ended, and will list each account payable of the Company as of the Closing. With respect to each account payable: (A) the account payable arose from a bona fide transaction completed in accordance with the terms of any documents or agreements pertaining to such transaction; (B) the account payable is not evidenced by a judgment and there is no material dispute respecting it; (C) the account payable arose in the Ordinary Course of Business of the Company; and (D) each account payable is correct in amount and relates solely to the businesses of the Company.

              (hh) PREPAID CUSTOMER FEES. Section 3(hh) of the Disclosure Schedule correctly and accurately sets forth the combined dollar value of the Company's prepaid customer fees for the Most Recent Fiscal Year End.

              (ii) CAPITAL LEASE OBLIGATIONS. Section 3(ii) of the Disclosure Schedule correctly and accurately sets forth all of the Company's capital lease obligations for the Most Recent Fiscal Year End.

              (jj) CONTINUITY OF INTEREST. The Company Stockholders have no present plan, intention, or arrangement to dispose of any of the Buyer Shares received in the Merger in a manner that would cause the Merger to violate the continuity of interest requirement set forth in Reg. Section 1.368-1

              (kk) DISCLOSURE. This Agreement and the Exhibits and Schedules hereto do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading.

       4. Representations and Warranties of the Buyer. The Buyer represents and warrants to the Company Stockholders that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4), except as set forth in the Disclosure Schedule. The Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this
Section 4.

              (a) ORGANIZATION. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

              (b) CAPITALIZATION. The entire authorized capital stock of the Buyer consists of 25,000,000 Buyer Shares, of which 11,200,000 Buyer Shares are issued and outstanding and 20,000 Buyer Shares are held in treasury. All of the Buyer Shares to be issued pursuant to this Agreement have been duly authorized and, upon consummation of the transactions contemplated herein, will be validly issued, fully paid, and nonassessable.

              (c) AUTHORIZATION OF TRANSACTION. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions.

              (d) NONCONTRAVENTION. To the Knowledge of the Buyer, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of the charter or bylaws of the Buyer or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice would not have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement. To the Knowledge of the Buyer, and other than in connection with the provisions of the Delaware General Corporation Law, the Securities Exchange Act, the Securities Act, and the state securities laws, the Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement.

              (e) BROKERS' FEES. The Buyer does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any of the Company Stockholders and its Subsidiaries could become liable or obligated.

              (f) CONTINUITY OF BUSINESS ENTERPRISE. It is the present intention of the Buyer to continue at least one significant historic business line of the Company, or to use at least a significant portion of the Company's historic business assets in a business, in each case within the meaning of Reg. Section 1.368-1(d).

              (g) DISCLOSURE. This Agreement and the Exhibits and Schedules hereto do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading.

              (h) SEC DOCUMENTS. The Buyer has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1998 (the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act, as the case may be, the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

              (i) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the SEC Documents filed and publicly available prior to the date of this Agreement (as amended to the date of this Agreement, the "Filed SEC Documents"), since the date of the most recent audited financial statements included in the Filed SEC Documents, there has not been any material adverse change in the business financial condition, operations, or future prospects of the Buyer as a whole of the Buyer.

              (j) LITIGATION. Except as disclosed in the Filed SEC Documents, there is no suit, action or proceeding (including any proceeding pending or, to the knowledge of the Buyer, threatened) against or affecting the Buyer that individually or in the aggregate could reasonably be expected to (i) have a material adverse effect on the Buyer, (ii) impair the ability of the Buyer to perform its obligations under this Agreement in any material respect, or (iii) delay in any material respect or prevent the consummation of any of the transactions contemplated by this Agreement.

       5. Covenants. The Parties agree as follows with respect to the period from and after the execution of this Agreement.

              (a) GENERAL. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 6 below). The Company Stockholders will not cause or permit the Company to take any action that could reasonably be expected to adversely affect the transactions contemplated by this Agreement or the assets, businesses or financial conditions or prospects of the Company.

              (b) NOTICES AND CONSENTS. The Company Stockholders will give any notices to third parties, and will use their reasonable best efforts to obtain any third party consents, that the Buyer reasonably may request in connection with the matters referred to in Section 3 above.

              (c) REGULATORY MATTERS AND OTHER APPROVALS. Each of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3 and Section 4 above. Without limiting the generality of the foregoing, the Company will call a special meeting of its stockholders (the "Special Company Stockholder Meeting") as soon as reasonably practicable in order that their stockholders may consider and vote upon the adoption of this Agreement and the approval of the Merger in accordance with the Delaware General Corporation Law and the Colorado Business Corporation Act.

              (d) OPERATION OF BUSINESS. The Company will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing:

                     (i) the Company will not authorize or effect any change in its articles of incorporation or bylaws;

                     (ii) the Company will not grant any options, warrants, or other rights to purchase or obtain any of its capital stock, or issue, sell, or otherwise dispose of any of its capital stock (except upon the conversion or exercise of options, warrants and other rights currently outstanding);

                     (iii) the Company will not declare, set aside or pay any dividend or distribution with respect to its capital stock (whether in cash or in kind), or redeem, repurchase or otherwise acquire any of its capital stock;

                     (iv) the Company will not issue any note, bond or other debt security or create, incur, assume or guarantee any indebtedness for borrowed money or capitalized lease obligation outside the Ordinary Course of Business; and

                     (v) the Company will not acquire or accrue any capital assets having an individual cost in excess of $2,500, or an aggregate cost in excess of $10,000, or incur any liability in excess of $10,000, without the prior written consent of the Buyer.

              (e) FULL ACCESS. The Company Stockholders and the Company will permit representatives of the Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to the Company.

              (f) NOTICE OF DEVELOPMENTS. Each Party will give prompt written notice to the other of any material adverse development causing a breach of any of its own representations and warranties in Section 3 and Section 4 above. No disclosure by any Party pursuant to this Section 5(g), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

              (g) EXCLUSIVITY. The Company Stockholders and the Company will not solicit, initiate, or encourage the submission of any proposal or offer from any

       Person relating to an Acquisition Proposal, supply any non-public information concerning the Company's businesses, properties or assets to anyone who may be contemplating an Acquisition Proposal, or disclose to any Person, other than legal or accounting representatives who agree to be bound by this provision, the existence or terms of this Agreement; PROVIDED, HOWEVER, that the Company Stockholders will remain free to participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing to the extent their fiduciary duties may require. The Company Stockholders shall notify the Buyer immediately if any Person makes any Acquisition Proposal.

              (h) CONTINUITY OF BUSINESS ENTERPRISE. The Buyer will continue at least one significant historic business line of the Company, or use at least a significant portion of the Company's historic business assets in a business, in each case within the meaning of Reg. Section 1.368-1(d).

              (i) LEGEND. Those Buyer Shares deposited in the Escrow Fund pursuant to Sections 2 and 9 herein, shall bear the following legend during the relevant Escrow Period:

       THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS
ON TRANSFER AS SET FORTH IN THAT AGREEMENT AND PLAN OF MERGER AND REORGANIZATION DATED AS OF JUNE 16, 1999 BY AND AMONG ROCKY MOUNTAIN INTERNET, INC. AND COLORADO MOUNTAIN NET, INC., MARK ARNOLD, RANI GILBERT, DONNA HAMILTON AND JAMES HAMILTON.

              (j) REGISTRATION RIGHTS AGREEMENT. The Company shall agree, and upon any distribution of the Buyer Shares to the Company Stockholders, the Company Stockholders shall agree, to become a party to and be bound by a Registration Rights Agreement in the form attached hereto as Exhibit H (the "Registration Rights Agreement"), setting forth the terms of ownership of the Buyer Shares; PROVIDED, HOWEVER, that the Company Stockholder receiving the Buyer Shares shall not be entitled to any demand registration rights.

       6.     Conditions to Obligation to Close.

              (a) CONDITIONS TO OBLIGATION OF THE BUYER. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                     (i) this Agreement and the Merger shall have received the approval of the shareholders of the Company, as described in
              Section 5(c) above, and the number of Dissenting Shares shall not exceed five percent (5%) of the number of outstanding Company Shares;

                     (ii) the Company and the Company Stockholders shall have procured all of the third party consents specified in Section 5(b) above;

                     (iii)  the representations and warranties set forth in
              Section 3 above shall be true and correct in all material respects at and as of the Closing Date;

                     (iv) the Company and the Company Stockholders shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

                     (v) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right of the Surviving Corporation to own the former assets, and to operate the former businesses of the Company (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                     (vi) the Parties shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Section 5(c);

                     (vii) the Company and the Company Stockholders shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in Section 6(a)(i)-(vi) is satisfied in all respects;

                     (viii) this Agreement shall have received the requisite
              Buyer approval;

                     (ix) the Buyer shall have received from counsel to the Company an opinion in form and substance as set forth in Exhibit E attached hereto, addressed to the Buyer, and dated as of the Closing Date;

                     (x) the Buyer shall have received the resignations, effective as of the Closing, of each director and officer of the Company, other than those whom the Buyer shall have specified in writing at least five (5) business days prior to the Closing; and

                     (xi) all actions to be taken by the Company Stockholders in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer.

       The Buyer may waive any condition specified in this Section 6(a) if it executes a writing so stating at or prior to the Closing.

              (b) CONDITIONS TO OBLIGATION OF THE COMPANY AND THE COMPANY STOCKHOLDERS. The obligation of the Company and the Company Stockholders to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                     (i)    the representations and warranties set forth in
              Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

                     (ii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                     (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right of the Surviving Corporation to own the former assets, and to operate the former businesses of the Company (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                     (iv) the Parties shall have received all authorizations, consents, and approvals of governments and governmental agencies referred to in Section 5(c) above;

                     (v) the Buyer shall have delivered to the Company Stockholders a certificate to the effect that each of the conditions specified above in Section 6(b)(i)-(iv) is satisfied in all respects;

                     (vi) the Company and the Company Stockholders shall have received from counsel to the Buyer an opinion in form and substance as set forth in Exhibit F attached hereto, addressed to the Company and the Company Stockholders, and dated as of the Closing Date; and

                     (vii)  all actions to be taken by the Buyer in
              connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Company and the Company Stockholders.

       The Company and the Company Stockholders may waive any condition specified in this Section 6(b) if it executes a writing so stating at or prior to the Closing.

       7.     Termination.

              (a) TERMINATION OF AGREEMENT. The Parties may terminate this Agreement as provided below:

                     (i) the Buyer may terminate this Agreement by giving written notice to the Company Stockholders at any time prior to the Closing Date (A) in the event any of the Company and the Company Stockholders has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Company and the Company Stockholders of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach, or (B) if the Closing shall not have occurred on or before June 16, 1999, by reason of the failure of any condition precedent under Section 6(a) hereof (unless the failure results primarily from the Buyer breaching any representation, warranty, or covenant contained in this Agreement);

                     (ii) the Company and the Company Stockholders may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing Date (A) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Company Stockholders have notified the Buyer of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach, or (B) if the Closing shall not have occurred on or before June 16, 1999 by reason of the failure of any condition precedent under Section 6(b) hereof (unless the failure results primarily from the Company and the Company Stockholders breaching any representation, warranty, or covenant contained in this Agreement);

                     (iii) the Buyer may terminate this Agreement by giving written notice to the other Party at any time prior to the Closing Date in the event this Agreement fails to receive the requisite Buyer board of director approval.

              (b) EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to Section 7(a) (i) and (ii) above, the liability of any Party then in breach shall be agreed to be an amount equal to $125,000.00; PROVIDED, HOWEVER, that the confidentiality provisions contained in Section 8(d) below shall survive any such termination.

       8. POST-CLOSING COVENANTS. The Parties agree as follows with respect to the period following the Closing.

              (a) GENERAL. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 8(g) or Section (8)(h) below). The Company Stockholders acknowledge and agree that, from and after the Closing, the Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Company.

              (b) LITIGATION SUPPORT. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company Stockholders, each of the other Parties will cooperate with the contesting or defending Party and his or its counsel in the contest or defense, make available his or its personnel, and provide such testimony and access to his or its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 8(g) or
       Section 8(h) below).

              (c) TRANSITION. None of the Company or the Company Stockholders will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Company Stockholders or the Company from maintaining the same business relationships with the Company after the Closing as it maintained with the Company prior to the Closing. The Company Stockholders will refer to the Buyer all customer inquiries relating to the businesses of the Buyer from and after the Closing.

              (d) CONFIDENTIALITY. Each of the Company and the Company Stockholders will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in his/her or its possession. In the event that any of the Company Stockholders is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential

       Information, that Company Stockholder will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 8(d). If, in the absence of a protective order or the receipt of a waiver hereunder, any of the Company Stockholders is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Company Stockholder may disclose the Confidential Information to the tribunal; PROVIDED, HOWEVER, that the disclosing Company Stockholder shall use his or her reasonable best efforts to obtain, at the reasonable request of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate.

              (e) COVENANT NOT TO COMPETE. For a period of two (2) years from and after the Closing Date, none of the Company Stockholders will (i) engage directly or indirectly in any business similar to, or competitive with, the businesses that the Company conducts as of the Closing Date in any geographic area in which the Company conducts its businesses as of the Closing Date, or (ii) solicit any employees of the Company retained by the Buyer after the Closing Date; PROVIDED, HOWEVER, that no owner of less than 1% of the outstanding stock of any publicly traded corporation shall be deemed to engage in a business similar to, or competitive with, the businesses of the Company solely by reason thereof in any of its businesses. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 8(e) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

              (f) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a period of three (3) years thereafter (subject to any applicable statutes of limitations).

              (g)    INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE BUYER.

                     (i) In the event any of the Company or the Company Stockholders breaches (or in the event any third party alleges facts that, if true, would mean any of the Company or the Company Stockholders has breached) any of his/her or its representations, warranties, and covenants contained in this Agreement, and, if there is an applicable survival period pursuant to Section 8(f) above, provided that the Buyer makes a written claim for indemnification against the Company Stockholders within such survival period, then the Company Stockholders agree to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

                     (ii) Each of the Company Stockholders agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of the Company which is not reflected on the Most Recent Financial Statements (including any Liability of the Company that becomes a Liability of the Buyer under any bulk transfer law of any jurisdiction, under any Environmental, Health, and Safety Requirements, for unpaid Taxes, or otherwise by operation of law);

                     (iii) Each of the Company Stockholders agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by (a) any Liability of the Company for Taxes of the Company with respect to any Tax year or portion thereof ending on or before the Closing Date, to the extent such Taxes are not reflected in the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Most Recent Financial Statements (rather than in any notes thereto), as such reserve is adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Returns and
              (b) for the unpaid Taxes of any Person (other than the Company Stockholders) under Reg.ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

              (h) INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE COMPANY STOCKHOLDERS.

                     (i) In the event the Buyer breaches (or in the event any third party alleges facts that, if true, would mean the Buyer has breached) any of its representations, warranties, and covenants contained in this Agreement, and, if there is an applicable survival period pursuant to Section 8(f) above, provided that the Company Stockholders make a written claim for indemnification against the Buyer within such survival period, then the Buyer agrees to indemnify each of the Company Stockholders from and against the entirety of any Adverse Consequences the Company Stockholders may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

                     (ii) The Buyer agrees to indemnify each of the Company Stockholders from and against the entirety of any Adverse Consequences the Company Stockholders may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability reflected on the Most Recent Financial Statements.

              (i)    MATTERS INVOLVING THIRD PARTIES.

                     (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 8, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; PROVIDED, HOWEVER, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                     (ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within fifteen (15) after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and
              (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

                     (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 8(i)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the

              Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

                     (iv) In the event any of the conditions in Section 8(i)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Party will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 8(i).

              (j) OTHER INDEMNIFICATION PROVISIONS. The indemnification provisions set forth in Section 8(g), Section 8(h) and Section 8(i) above are in addition to, and not in derogation of, any statutory, equitable, or common law remedy (including without limitation any such remedy arising under Environmental, Health, and Safety Requirements) any Party may have with respect to the Company Stockholders, or the transactions contemplated by this Agreement. Each of the Company Stockholders hereby agrees that he/she or it will not make any claim for indemnification against any of the Buyer and its Subsidiaries by reason of the fact that he/she or it was a director, officer, employee, or agent of the Company or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by the Buyer against such Company Stockholders (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable law, or otherwise).

              (k) COOPERATION AND EXCHANGE OF INFORMATION. The Company Stockholders and the Buyer agree to furnish, or to cause to be furnished in good faith to each other, such cooperation and assistance as is reasonably necessary to respond to audits, to negotiate settlements with Tax authorities, and to prosecute and defend against Tax claims.

              (l)    TAX-FREE TRANSACTION. The Parties hereto intend, but do not guarantee, that the Merger contemplated herein shall be treated as a tax-free reorganization under the Code to the extent the Purchase Price is Buyer Shares, they shall report the Merger as such for federal and state income tax purposes, and shall take no action after the Effective Time to adversely affect the status of the Merger as a tax-free reorganization under the Code to the extent the Purchase Price is Buyer Shares.

       9. INDEMNIFICATION ESCROW FUND. As security for the indemnity of the Buyer by the Company Stockholders provided for in Section 8 above, the Indemnification Escrow Shares shall be registered in the name of the Company Stockholders, and deposited (with an executed assignment in blank) with Norwest Bank, N.A., as Escrow Agent such deposit to constitute an escrow fund (the "Indemnification Escrow Fund") to be governed by the terms set forth herein and in the escrow agreement to be signed by all parties thereto (the "Escrow Agreement"). In the event of any conflict between the terms of this Agreement and the Escrow Agreement, the terms of the Escrow Agreement shall govern. All costs and fees of the Escrow Agent for establishing and administering the Indemnification Escrow Fund shall be borne by the Buyer. Upon compliance with the terms hereof, the Buyer shall be entitled to obtain indemnity first from the Indemnification Escrow Fund for all Adverse Consequences covered by the indemnity provided for in Section 8 above. If the Indemnification Escrow Fund is not sufficient to cover any such Adverse Consequences covered by Section 8 above, then the Buyer shall be entitled to seek payment from the Company Stockholders personally. The form of the Escrow Agreement is attached hereto as Exhibit G.

       10.    MISCELLANEOUS.

              (a) PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; PROVIDED, HOWEVER, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Party prior to making the disclosure).

              (b) NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; PROVIDED, HOWEVER, that the provisions in Section 8 above concerning insurance and indemnification are intended for the benefit of the individuals specified therein and their respective legal representatives.

              (c) ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

              (d) SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

              (e) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. This Agreement may be executed by facsimile, provided that original signature pages shall be provided by each of the Parties within two (2) business days after facsimile execution.

              (f) HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

              (g) NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if delivered personally or if (and then two business days after) it is sent by a reputable overnight courier (such as Federal Express, DHL, etc.) or by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         IF TO THE COMPANY:

         Colorado Mountain Net, Inc.
         625 South Lincoln Avenue
         Steamboat Springs, Colorado  80487
         Attention:  Mr. Mark Arnold

         COPY TO:

         Klauzer & Tremaine, LLC
         320 Lincoln Avenue, Second Floor
         Steamboat Springs, Colorado  80477
         Attention:  Mr. Rich Tremaine

         IF TO THE COMPANY STOCKHOLDERS' REPRESENTATIVE:

         Mr. Mark Arnold
         Colorado Mountain Net, Inc.

         625 South Lincoln Avenue
         Steamboat Springs, Colorado  80487

         IF TO THE BUYER:

         Rocky Mountain Internet, Inc.
         999 18th Street, 22nd Floor
         Denver, Colorado  80202
         Attention:  Mr. Douglas H. Hanson

         COPIES TO:

         Rocky Mountain Internet, Inc.
         999 18th Street, 22nd Floor
         Denver, Colorado  80202
         Attention:  Mr. Chris J. Melcher

         Holland & Hart LLP
         215 South State Street, Suite 500
         Salt Lake City, Utah  84111-2317
         Attention:  Mr. David R. Rudd

         Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

              (h) COMPANY STOCKHOLDERS' REPRESENTATIVE. The Company Stockholders hereby select as their representative Mark Arnold (the "Company Stockholders' Representative") who shall be authorized by the Company Stockholders to receive all notices and certificates provided for in this Agreement, and shall be authorized to communicate with the Escrow Agent and the Buyer on behalf of the Company Stockholders.

              (i) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Colorado without giving effect to any choice or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Colorado.

              (j) DISPUTE RESOLUTION. The Parties hereby covenant and agree that, except as otherwise set forth in this Agreement, any suit, dispute, claim, demand, controversy or cause of action of every kind and nature whatsoever, known or unknown, fixed or contingent, that the Parties may now have or at any time in the future claim to have based in whole or in part, or arising from or that in any way is related to the negotiations, execution, interpretation or enforcement of this Agreement (collectively, the "Disputes") shall be completely and finally settled by submission of any such Disputes to arbitration under the Commercial Rules of Arbitration of the American Arbitration Association ("AAA") then in effect. If the parties to the Dispute are unable to agree on a single arbitrator, then such binding arbitration shall be conducted before a panel of three (3) arbitrators that shall be comprised of one (1) arbitrator designated by each party to the Dispute and a third arbitrator designated by the two (2) arbitrators selected by the parties to the Dispute. Unless the parties to the Dispute agree otherwise, the arbitration proceedings shall take place in Denver, Colorado and the arbitrator(s) shall apply the law of the State of Colorado, USA, to all issues in dispute, in accordance with Section 10(i) above. The findings of the arbitrator(s) shall be final and binding on the parties to the Dispute. Judgment on such award may be entered in any court of appropriate jurisdiction, or application may be made to that court for a judicial acceptance of the award and an order of enforcement, as the Party seeking to enforce that award may elect. Notwithstanding any applicable rules of arbitration, all arbitral awards shall be in writing and shall set forth in particularity the findings of fact and conclusions of law of the arbitrator or arbitrators.

              (k) AMENDMENTS AND WAIVERS. The Parties may mutually amend any provision of this Agreement at any time prior to the Closing Date with the prior authorization of their respective boards of directors; PROVIDED, HOWEVER, that any amendment effected subsequent to shareholder approval will be subject to the restrictions contained in the Delaware General Corporation Act. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

              (l) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

              (m) EXPENSES. Except as otherwise set forth herein, each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

              (n) CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

              (o) INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                                      *****

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

         ROCKY MOUNTAIN INTERNET, INC.

         D/B/A RMI.NET

         By:
            --------------------------------------
         Douglas H. Hanson
         Chairman and Chief Executive Officer

         COLORADO MOUNTAIN NET, INC.

         By:
            --------------------------------------
         Print Name:
                    ------------------------------
         Its:
             -------------------------------------

         COMPANY STOCKHOLDERS

         -----------------------------------------
         Mark Arnold

         -----------------------------------------
         Rani Gilbert

         -----------------------------------------
         Donna Hamilton

         -----------------------------------------
         James Hamilton